Exhibit 99.1

Adial Pharmaceuticals Announces Name Change to Azora Therapeutics and New Executive Team, Focused on Advancing AT177, an Oral, Colon-Targeted AhR Agonist for Ulcerative Colitis

Stockholders approved the conversion of the preferred stock issued in the June 2026 acquisition of Azora Therapeutics

Azora’s common stock to begin trading on Nasdaq under the ticker symbol “AZR”

New executive leadership team with deep experience spanning drug development and clinical expertise in AhR biology and inflammatory bowel disease

Phase 1 clinical trial initiation of AT177 expected in the first half of 2027

LOS ANGELES, October 28, 2026 (GLOBE NEWSWIRE) -- Adial Pharmaceuticals, Inc., a biopharmaceutical company developing treatments for serious inflammatory diseases, today announced that it has changed its corporate name to Azora Therapeutics, Inc. The company’s common stock is expected to commence trading on The Nasdaq Capital Market under the new ticker symbol “AZR” on October 29, 2026. Azora has also launched a new corporate website at www.AzoraTherapeutics.com.

On October 28, 2026, stockholders approved the conversion of the Company’s Series A preferred stock issued in connection with the June 2026 acquisition of Azora Therapeutics. As a result, outstanding shares of the Company’s Series A preferred stock will automatically convert into common stock, subject to certain beneficial ownership limitations set by each holder.

“This milestone marks a new phase of growth and value creation for Azora as we rapidly advance our oral, colon-targeted AhR agonist candidate into the clinic for ulcerative colitis,” said Matt Davidson, Ph.D., co-founder and newly appointed President and Chief Executive Officer of Azora Therapeutics. “Founded on discoveries from direct patient experience, Azora is pioneering an innovative approach to restoring intestinal health for people living with ulcerative colitis. Through precise activation of the AhR pathway, AT177 targets a mechanism recognized as an important regulator of immune function and intestinal barrier integrity in inflammatory bowel disease. With the capital, team and infrastructure in place, we believe to be well positioned to advance AT177 into the clinic in 2027 with the goal of unlocking the therapeutic potential of AhR agonism.”

Azora’s lead asset is AT177, an oral, proprietary, colon-targeted aryl hydrocarbon receptor (AhR) agonist designed to deliver localized therapeutic activity in the colon while mitigating systemic exposure through a highly selective and differentiated approach. AT177 is in development for the treatment of ulcerative colitis (UC), a chronic inflammatory disease that occurs when the intestinal barrier and immune regulation break down. Azora expects to advance AT177 into a Phase 1 clinical trial in the first half of 2027.

“Azora exists because people living with ulcerative colitis deserve to have better therapeutic options than those available today,” said Julie Saiki, Ph.D., co-founder and newly appointed Chief Strategy Officer of Azora Therapeutics. “Current treatments have an efficacy ceiling, fail to achieve remission in many patients, and have safety tradeoffs that can lead to inadequate care and long-term complications. AT177 was engineered to precisely activate the AhR, a key regulator of gut homeostasis, while maintaining limited systemic exposure. We believe our approach offers the potential to combine deep biological insights with a targeted drug design strategy to close the gaps that current therapies cannot address.”

Concurrent with the closing of the merger in June, the Company completed the initial closing of a private placement financing, which provided approximately $32 million of gross proceeds, including the conversion and retirement of certain outstanding Azora notes. The financing was led by Coastlands Capital with participation from Boxer Capital Management, Stonepine Capital Management, AuGC BioFund, Kern Capital, and other biotech specialists and institutional investors, as well as insiders and management. Stockholders also approved the exercise of the prefunded warrants sold in the concurrent private placement. Following these transactions, Azora’s current cash and cash equivalents are expected to fund current operational plans into 2028, including IND-enabling studies and the initiation of the Phase 1 clinical trial in UC. Under the terms of the financing, Azora has the potential to receive an additional $32 million in gross proceeds in connection with the initiation of the Phase 1 clinical study.

Executive Leadership Team

Azora Therapeutics was co-founded by Julie Saiki, Ph.D., an ulcerative colitis patient herself who found relief through AhR activation with the uncontrolled botanical indigo naturalis, and Matt Davidson, Ph.D., who invented a treatment for a viral skin condition he had himself and developed it into a controlled-drug leading to FDA approval. Joining the executive team are biotech veterans, physician-scientists and seasoned drug developers.

Effective today, the Company has appointed a new executive leadership team as follows:

●	Matt Davidson, Ph.D., President and Chief Executive Officer, co-founded Azora Therapeutics out of Stanford University’s SPARK translational medicine program. Previously, he was founder and Chief Executive Officer of Verrica Pharmaceuticals, where he developed the core technology and led the company into Phase 3 trials resulting in the FDA approval of YCANTH® (cantharidin), the first approved treatment for molluscum contagiosum.

●	Julie Saiki, Ph.D., Chief Strategy Officer, co-founded Azora Therapeutics after leading the Stanford Phase 1b study that established clinical evidence that AhR activation could treat ulcerative colitis, providing the scientific foundation for AT177. Prior to launching Azora, she advised pharmaceutical and biotechnology companies on strategy and operations as a consultant at McKinsey & Company.

●	Celia Economides, Chief Financial Officer, has more than 20 years of biopharmaceutical finance leadership across public and private companies. She most recently served as Chief Financial and Business Officer of CellCentric, Chief Financial Officer of Gritstone bio and previously held senior roles at Kezar Life Sciences, Aurinia Pharmaceuticals, and BioMarin Pharmaceutical, following BioMarin’s acquisition of Prosensa.

●	David Rubenstein, M.D., Ph.D., Chief Scientist, is a physician-scientist who led the development of the first FDA-approved AhR agonist, tapinarof, as Chief Scientific Officer of Dermavant Sciences. He has previously held senior roles focused on preclinical development at Stiefel and GSK.

●	Ajay Duggal, MBChB, MRCP, DPM, Consulting Chief Medical Officer, leads clinical strategy for AT177. He has previously held senior roles at Bristol Myers Squibb, Pfizer, Genzyme and Takeda, where as Vice President and Global Therapeutic Area Head for General Medicine, he led the mid- and late-stage development pipeline across a range of inflammatory and immunological indications, including IBD.

About AT177

AT177 is a fully synthetic, patented, oral AhR agonist designed to restore mucosal immune homeostasis at the site of disease with minimal systemic exposure. AT177 is a prodrug of the active ingredient, indirubin, a potent AhR agonist derived from indigo naturalis, a botanical extract that has been evaluated in clinical studies in patients with ulcerative colitis but has not been approved by the U.S. Food and Drug Administration. AT177’s colon-targeted formulation delivers therapeutic AhR engagement directly to the colonic mucosa with the goal of minimizing the systemic AhR exposure associated with adverse effects. In preclinical studies, AT177 demonstrated robust local colonic AhR activation with markedly limited systemic exposure. AT177 is currently in IND-enabling studies, with a Phase 1 clinical trial planned for the first half of 2027.

About Azora Therapeutics

Azora Therapeutics Inc. is a biopharmaceutical company focused on developing treatments for serious inflammatory diseases. The company was spun out of Stanford University after being incubated in the translational medicine SPARK program. Azora owns the worldwide royalty-free rights to its technology, which is based on the development of potential best-in-class oral agonists of the aryl hydrocarbon receptor. Azora’s lead program is AT177, a proprietary colon-targeted aryl hydrocarbon receptor (AhR) agonist designed to enable localized activation with limited systemic exposure in development for ulcerative colitis. More information on Azora can be found on the company’s website at www.AzoraTherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “estimate,” “potential,” “target,” “goal,” “on track” and similar expressions, although not all forward-looking statements contain these words. These statements include, but are not limited to, statements regarding:  the change of the Company’s corporate name to Azora Therapeutics, Inc.; the anticipated commencement of trading of Azora’s common stock on The Nasdaq Capital Market under the ticker symbol “AZR” and its timing; the Company’s expectations regarding its pipeline and development plans, including submitting an investigational new drug application; rapidly advancing AT177 into the clinic and the expected timing and initiation of the Phase 1 clinical trial of AT177 in ulcerative colitis; the potential to receive an additional $32 million; and the potential of Azora’s approach to address gaps that current therapies cannot address.

Forward-looking statements are based on management’s current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, among others, risks related to clinical development and the conduct, timing and results of clinical trials; the Company’s need for additional financing; its limited operating history and history of operating losses; risks related to the integration of Azora; the Company’s ability to satisfy applicable Nasdaq listing requirements and to maintain the listing of its common stock; and the other risks and uncertainties described under the headings “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q and amendments thereto, and its definitive proxy statement filed with the SEC on August 24, 2026, as well as in the Company’s subsequent filings. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement, except as required by law.

Media Contact:
Ashley Biladeau
Inizio Evoke Comms
Ashley.Biladeau@inizioevoke.com

Investor Contact:
Mike Moyer
LifeSci Advisors, LLC
mmoyer@lifesciadvisors.com

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